EXHIBIT 10.1

JOINDER AND FIRST LOAN MODIFICATION AGREEMENT

This Joinder and First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 6, 2011 (the “First Loan Modification Effective Date”), by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), (ii) GLOBAL TELECOM & TECHNOLOGY, INC., a Delaware corporation (“GTTI”), GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC., a Virginia corporation (“GTTA”), each with offices located at 8484 Westpark Drive, Suite 720, McLean, Virginia 22102, GTT-EMEA, LTD., a private limited company incorporated and registered in England and Wales under company number 03580993 with offices located at 5th Floor, Morley House, 26 Holborn Viaduct, London EC1A 2AT (“EMEA”) and WBS CONNECT, LLC, a Colorado limited liability company with offices located at 8400 E. Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111 (“WBS”, and together with GTTI, GTTA and EMEA, individually and collectively, jointly and severally, the “Existing Borrower”) and (iii) PACKETEXCHANGE (IRELAND) LIMITED., a company incorporated and existing under the laws of Ireland with registered number 373202, and whose registered address is 24-26 City Quay, Dublin 2 Ireland  (“PEIRL”), PACKETEXCHANGE (USA), INC., a Delaware corporation (“PEUSA”), PACKETEXCHANGE, INC., a Delaware corporation (“PEINC”, and together with PEUSA, individually and collectively, jointly and severally, the “New U.S. Borrower”) and PACKETEXCHANGE (EUROPE) LIMITED., a private limited company incorporated and registered in England and Wales under company number 05164474 (“PELTD”, and together with PEIRL, PEUSA and PEINC, individually and collectively, jointly and severally, the “New Borrower”, and together with the Existing Borrower, individually and collectively, jointly and severally, the “Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Existing Borrower to Bank, Existing Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 30, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 30, 2010, between Existing Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a certain Guarantor Security Agreement, dated as of September 30, 2010, by and among Bank and each Guarantor (as defined therein) party thereto from time to time (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           JOINDER AND ASSUMPTION.    Each New Borrower hereby joins the Loan Agreement and each of the other appropriate Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein.  Without limiting the generality of the preceding sentence, each New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of each Existing Borrower under the Loan Agreement, including, without limitation, the Obligations.  From and after the date hereof, all references in the Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include each New Borrower.  Further, all present and future Obligations of each Existing Borrower shall be deemed to refer to all present and future Obligations of New Borrower.  Each New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower (including, without limitation, each New Borrower), without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

4.           GRANT OF SECURITY INTEREST.  To secure the payment and performance of all of the Obligations, each New US Borrower hereby grants to Bank a continuing lien upon and security interest in all of such New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of each such New US Borrower’s assets listed on Exhibit A attached hereto and all of each such New US Borrower’s respective books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.  Each New US Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement).  If any New US Borrower shall acquire a commercial tort claim, such New Borrower shall promptly notify Bank in a writing signed by such New US Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of the Loan Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.  Each New US Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral.  Each New US Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either such New US Borrower or any other Person, may be deemed to violate the rights of Bank under the Code.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5.           SUBROGATION AND SIMILAR RIGHTS.  Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law.  Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or other Loan Documents, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void.  If any payment is made to any Borrower in contravention of this section or otherwise under the Loan Documents, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

6.           REPRESENTATIONS AND WARRANTIES.  Each Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to each New Borrower, with the same force and effect as if each such New Borrower was originally named as “Borrower” in the Loan Documents; provided, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.  In addition, each Borrower represents and warrants to Bank that this Loan Modification Agreement has been duly executed and delivered by each such Borrower, and, subject to the Reservations, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

7.           DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new Section 2.1.6 immediately following Section 2.1.5 thereof:

“2.1.6           Term Loan 2011.

(a)           Availability; Use of Proceeds.  Bank shall make one (1) term loan available to Borrower in the amount of the Term Loan 2011 Amount on the First Loan Modification Effective Date subject to the satisfaction of the terms and conditions of this Agreement.  Borrower shall use the proceeds of the Term Loan 2011 to (i) repay all outstanding principal and accrued and unpaid interest on the existing Term Loan, in an amount equal to the amount indicated in the Funds Flow attached as Exhibit C to the First Loan Modification Agreement.

(b)           Repayment.  Borrower shall repay the Term Loan 2011 (i) in sixty (60) equal installments of principal, based on a sixty (60) month amortization schedule, plus (ii) monthly payments of accrued interest (each such payment being a “Term Loan 2011 Payment”).  Beginning on the first Payment Date following the Funding Date each Term Loan 2011 Payment shall be payable on each successive Payment Date.  Borrower’s final Term Loan 2011 Payment, due on the Term Loan 2011 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2011.  Once repaid, the Term Loan 2011 may not be reborrowed.

(c)           Prepayment.  The Term Loan 2011 may be prepaid, in whole or in part prior to the Term Loan 2011 Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations).  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) if such prepayment occurs after the First Loan Modification Effective Date but prior to the First Anniversary, two percent (2.00%) of the principal amount of the Term Loan 2011 Amount; (ii) if such prepayment occurs on or after the First Anniversary but prior to the Second Anniversary, one and one-half percent (1.50%) of the Term Loan 2011 Amount; (iii) if such prepayment occurs on or after the Second Anniversary but prior to the Third Anniversary, one percent (1.00%) of the Term Loan 2011 Amount; and (iv) if such prepayment occurs on or after the Third Anniversary, zero percent (0.00%); providedthat no prepayment premium shall be charged if the Term Loan 2011 is replaced with a new facility from Bank or another division of Silicon Valley Bank.  Upon payment in full of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.

(d)           Solvency.  Borrower represents and warrants that, after giving effect to the transactions contemplated by the PEX Acquisition Documents, Borrower is able to pay its debts (including trade debts) as they mature.

2	The Loan Agreement shall be amended by inserting the following new Section 2.3(a)(iii) immediately following Section 2.3(a)(ii) thereof:

“(iii)           Term Loan 2011.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2011 shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and three-quarters percent (3.75%) provided, however, during a Performance Pricing Period, the principal amount outstanding under the Term Loan 2011 shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%), which interest shall in any event be payable monthly.”

3	The Loan Agreement shall be amended by deleting the following Section 2.6 thereof:

“2.6        Withholding.  Payments received by Bank from Borrower hereunder will be made free and clear of any withholding taxes.  Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires any Borrower to make any such withholding or deduction from any such  payment or other sum payment hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority.  Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement."

and inserting in lieu thereof the following:

“2.6        Withholding.

(a)           Payments received by Bank from Borrower hereunder will be made free and clear of any withholding taxes.  Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires any Borrower to make any such withholding or deduction from any such  payment or other sum payment hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority.  Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

(b)           Bank warrants that it is a registered Treaty Passport holder under passport number 13/S/0299723/DTTP, that it is entitled to receive interest without deduction of United Kingdom tax and that it has and will comply with all conditions under the HM Revenue & Customs Passport Scheme in respect of any loan to PELTD and will supply PELTD with all and any information that PELTD needs in order to complete Form DTTP 2 to enable PELTD to receive authority from HM Revenue & Customs to pay interest under the terms of this Agreement without deduction of United Kingdom tax.  Bank agrees with PELTD that if for any reason the HM Revenue & Customs Passport Scheme does not apply to PELTD under the terms of this Agreement that Bank will take all necessary steps to make claims and take all steps under the US/UK double tax treaty in order to enable PELTD to pay interest under the terms of this Agreement without the deduction of United Kingdom tax.”

4	The Loan Agreement shall be amended by deleting the following Section 4.4 thereof:

“4.4           Debenture.  The payment and performance of the Obligations and the performance of EMEA’s duties under the Loan Documents is secured under the Debenture.  EMEA hereby authorizes Bank to make all relevant filings in the United Kingdom in relation to, or in connection with, the Debenture, including, without limitation, filing the relevant Form MG01 at the Companies House in the United Kingdom.”

and inserting in lieu thereof the following:

“4.4           Debentures and Share Charges.  The payment and performance of the Obligations and the performance of (i) EMEA’s duties under the Loan Documents is secured under the EMEA Debenture and the EMEA Share Charge; (ii) PEIRL’s duties under the Loan Documents is secured under the PEIRL Debenture and the PEIRL Share Charge, and (iii) PELTD’s duties under the Loan Documents is secured under the PTLTD Debenture.  Each of EMEA, PEIRL and PELTD hereby authorizes Bank to make all relevant filings in the United Kingdom and/or Ireland in relation to, or in connection with, each Debenture and each Share Charge, including, without limitation, filing the relevant forms at Companies House in the United Kingdom and the Companies Registration Office of Ireland, as applicable.”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 5.1 thereof:

“The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business, taken as a whole.”

and inserting in lieu thereof the following:

“The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and further subject to, (x) with respect to PEIRL, the registration of the security interest with Companies Registration Office of Ireland within twenty-one (21) days after the date of this Agreement, and (y) with respect to PELTD and EMEA, the registration of the security interest with Companies House Registration Office in the United Kingdom within twenty-one (21) days after the date of this Agreement, in the Collateral (together, the “Required Foreign Filings”) or (v) constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business, taken a whole.”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 5.2 thereof:

“5.2           Collateral.  Borrower has good title to each item of the Collateral upon which it purports to grant a Lien hereunder (or, the case of EMEA, under the Debenture), free and clear of any and all Liens except Permitted Liens.  Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein, subject to the Required Foreign Filings.  The Accounts are bona fide, existing obligations of the Account Debtors.”

and inserting in lieu thereof the following:

“5.2           Collateral.  Borrower has good title to each item of the Collateral upon which it purports to grant a Lien hereunder (or, in the case of EMEA, PEIRL and PELTD, under the applicable Debenture and under the applicable Share Charge), free and clear of any and all Liens except Permitted Liens.  Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.  The Accounts are bona fide, existing obligations of the Account Debtors.”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.1(a) thereof:

“(a)           Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which would reasonably be expected to have a material adverse effect on Borrower’s business, taken as a whole.”

and inserting in lieu thereof the following:

“(a)           Maintain its and all its Subsidiaries’ legal existence and good standing (or equivalent status for each non-U.S. Borrower) in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which would reasonably be expected to have a material adverse effect on Borrower’s business, taken as a whole.”

8	The Loan Agreement shall be amended by deleting the following Section 6.2(a)(i) and Section 6.2(a)(ii) thereof:

“(i) (A) within twenty (20) days after the end of each month, and (B) upon each request for a Credit Extension, a Transaction Report;

(ii) within twenty (20) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), and Deferred Revenue report;”

and inserting in lieu thereof the following:

“(i) (A) within twenty (20) days after the end of each month (such Transaction Report current as of the 15th day of the immediately preceding month), and (B) upon each request for a Credit Extension, a Transaction Report;

(ii) within twenty (20) days after the end of each month (such reports and agings current as of the 15th day of the immediately preceding month), (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), and Deferred Revenue report;”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8(a) thereof:

“(a)           Maintain its and its Subsidiaries’, if any, domestic depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess domestic funds maintained at or invested through Bank or an affiliate of Bank, which accounts shall represent at least sixty percent (60%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions worldwide.  Any domestic Guarantor shall maintain all depository, operating and securities accounts with Bank or SVB Securities. Notwithstanding the foregoing, EMEA shall be permitted to maintain its existing deposit accounts with (i) Standard Chartered Bank (the “Standard Accounts”), provided that the aggregate maximum balance of such Standard Accounts does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time, and (ii) Commerzbank (the “Commerzbank Accounts”), provided that the aggregate maximum balance of such Commerzbank Accounts does not exceed One Million Dollars ($1,000,000) at any time.”

and inserting in lieu thereof the following:

“(a)           Maintain its and its Subsidiaries’, if any, domestic depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess domestic funds maintained at or invested through Bank or an affiliate of Bank, which accounts shall represent at least sixty percent (60%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions worldwide.  Any domestic Guarantor shall maintain all depository, operating and securities accounts with Bank or SVB Securities. Notwithstanding the foregoing, (A) EMEA shall be permitted to maintain its existing deposit accounts with (i) Standard Chartered Bank (the “Standard Accounts”), provided that the aggregate maximum balance of such Standard Accounts does not exceed Ten Thousand Dollars ($10,000) at any time, and (ii) Commerzbank (the “Commerzbank Accounts”), provided that the aggregate maximum balance of such Commerzbank Accounts does not exceed One Million Dollars ($1,000,000) at any time; and (B) no later than seventy-five (75) days after the First Loan Modification Effective Date (or such later date as Bank shall determine, in its sole but reasonable discretion), all accounts of New Borrower maintained at financial institutions other that Bank or Bank’s Affiliates shall be (i) closed, with all proceeds in such transferred to a Collateral Account at Bank or Bank’s Affiliates; or (ii) subject to an account control agreement in favor of Bank, in form and substance acceptable to Bank, in its reasonable discretion.”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9           Financial Covenants.

Maintain at all times, to be tested and certified as of the last day of each month, unless otherwise noted, on a consolidated basis, unless otherwise noted:

 (a)           Liquidity.  Borrower shall at all times maintain unrestricted cash plus the unused availability under the Borrowing Base of at least Five Million Dollars ($5,000,000).

(b)           Fixed Charge Coverage Ratio.  On a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, Borrower shall maintain a ratio of (i) Cash Basis EBITDA for such period dividedby (ii) Fixed Charges of at least 1.25:1.00.”

and inserting in lieu thereof the following:

“6.9           Financial Covenants.

Maintain at all times, to be tested and certified as of the last day of each month, unless otherwise noted, on a consolidated basis, unless otherwise noted:

 (a)           Liquidity.  Borrower shall at all times maintain unrestricted worldwide cash plus the unused availability under the Borrowing Base (the “Minimum Liquidity”) of at least the amounts indicated below for the periods indicated below:

Period	Minimum Liquidity
First Loan Modification Effective Date through and including July 31, 2011	$7,000,000
August 1, 2011 through and including August 31, 2011	$7,100,000
September 1, 2011 through and including September 30, 2011	$7,250,000
October 1, 2011, and at all times thereafter	$7,500,000

(b)           Fixed Charge Coverage Ratio.  On a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, Borrower shall maintain a ratio of (i) Cash Basis EBITDA for such period dividedby (ii) Fixed Charges of at least 1.50:1.00.

(c)           Leverage Ratio.                                On a quarterly basis, as of the last day of each of the following fiscal quarters of Borrower, Borrower shall maintain a ratio (the “Leverage Ratio”) of (i) total Indebtedness of Borrower and its respective Subsidiaries (excluding the PEX Earn-out but only until such time as such PEX Earn-out is a current liability of Borrower) divided by (ii) trailing four (4) quarters Free Cash Flow, not to exceed the following:

Quarterly Period Ending	Maximum Leverage Ratio
June 30, 2011	4.75:1.00
September 30, 2011	4.25:1.00
December 31, 2011	3.50:1.00
March 31, 2012	3.00:1.00
June 30, 2012	2.75:1.00
September 30, 2012, and as of the last day of each quarterly period ending thereafter	2.50:1.00”

11	The Loan Agreement shall be amended be deleting the following text appearing in Section 7.2 thereof:

“7.2           Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries, if any, to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in both of GTTI’s Chief Executive Officer and Chief Financial Officer; or (ii) enter into any transaction or series of related transactions in which the stockholders/shareholders of Borrower who were not stockholders/shareholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock/shares of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).”

and inserting in lieu thereof the following:

“7.2           Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries, if any, to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) have a change in both of GTTI’s Chief Executive Officer and Chief Financial Officer; or (ii) permit or suffer any Change in Control.”

12	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.5 thereof:

“7.5           Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (or, in the case of EMEA, granted under the Debenture), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

and inserting in lieu thereof the following:

“7.5           Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (or, in the case of  EMEA, PEIRL and PELTD, granted under the applicable Debenture or under the applicable Share Charge), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

13	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.9 thereof:

“7.9           Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.”

and inserting in lieu thereof the following:

“7.9           Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt (for the avoidance of doubt, payments on account of the BIA Indebtedness may be made if not prohibited by the BIA Intercreditor Agreement), or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank; provided, that documents relating to the BIA Indebtedness may be amended, restated, supplemented or modified in accordance with the BIA Intercreditor Agreement. Notwithstanding the foregoing, (i) commencing on the First Loan Modification Effective Date through and including December 31, 2012, no payments shall be permitted on any Deferred Subordinated Debt; thereafter, payments of regularly scheduled principal and interest on such Deferred Subordinated Debt shall be permitted, so long as (x) no Event of Default has occurred and is continuing or would result immediately after giving effect to any such payments, (y) such payments shall be in a maximum amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate for all such payments of Deferred Subordinated Debt in any fiscal quarter, and (z) the aggregate amount of all such payments of Deferred Subordinated Debt shall not exceed Three Million Dollars ($3,000,000); (ii) up to One Hundred Twenty Six Thousand Dollars of scheduled interest payments shall be permitted to be paid to each holder of a December 2010/February 2011 Units Offering Investor Note, on or about December 31, 2011 and December 31, 2012, so long as in each case no Event of Default has occurred and is continuing or would result immediately after giving effect to any such payments; (iii) the Spitfire Fund, L.P. shall continue to receive each regularly scheduled payment of principal and interest, as and when due, so long as in each case no Event of Default has occurred and is continuing or would result immediately after giving effect to any such payments; and (iv) Zero Asset Holding Co., Inc. shall continue to receive each regularly scheduled payment of principal and interest, as and when due, so long as in each case no Event of Default has occurred and is continuing or would result immediately after giving effect to any such payments.”

14	The Loan Agreement shall be amended by inserting the following new Section 7.11 immediately following Section 7.10 thereof:

“7.11           Subsidiary Limitations.  Cash and Cash Equivalents held by Subsidiaries that are not a Loan Party shall not at any time exceed Two Hundred Thousand Dollars ($200,000) in the aggregate for all such Subsidiaries.”

15	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1.           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1.           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2011 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

16	The Loan Agreement shall be amended by deleting the following text appearing as Section 9.1(l) thereof:

“(l)           enforce the Debenture in accordance with its terms.”

and inserting in lieu thereof the following:

“(l)           enforce the EMEA Debenture in accordance with its terms;

(m)           enforce the PEIRL Debenture in accordance with its terms;

(n)           enforce the PELTD Debenture in accordance with its terms;

(o)           enforce the EMEA Share Charge in accordance with its terms; and

(p)           enforce the PEIRL Share Charge in accordance with its terms.”

17	The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

“(other than Advance requests made pursuant to Section 3.4 and any notice, demand or other communication made under the Debenture),”

and inserting in lieu thereof the following:

“(other than Advance requests made pursuant to Section 3.4 and any notice, demand or other communication made under any of the Debentures or under either of the Share Charges),”

18	The Loan Agreement shall be amended by deleting the following text appearing in Section 11 thereof:

“(other than the Debenture, which is governed by the laws of England and Wales)”

and inserting in lieu thereof the following:

“(other than the EMEA Debenture, the PELTD Debenture and the PEIRL Share Charge which are each governed by the laws of England and Wales and other than the PEIRL Debenture and the EMEA Share Charge which are governed by Irish Law)”

19	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.2 thereof:

“12.2           Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights, benefits or obligations under it or under any of the other Loan Documents without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion).  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.”

and inserting in lieu thereof the following:

“12.2           Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights, benefits or obligations under it or under any of the other Loan Documents without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion).  Bank has the right, with the consent of the Borrower, such consent not to be unreasonably withheld, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, that following the occurrence and during the continuance of an Event of Default, Bank shall have the right, with notice to the Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.”

20	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Cash Basis EBITDA” is, for any period of measurement, EBITDA minus (a) unfinanced Capital Expenditures; minus (b) taxes actually paid in cash and minus (c) cash interest expense paid on Subordinated Debt, minus (d) principal payments on Subordinated Debt not existing on the Effective Date, and minus (e) other cash distributions approved by Bank, in its reasonable discretion, on a case-by-case basis.

“Credit Extension” is any Advance, Letter of Credit, Term Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A and for the purposes of this Agreement (other than Sections 4.1, 4.2 and 4.3) the term “Collateral” shall also include, in the case of EMEA, the property and assets detailed in clause 3 of the Debenture.

“Debenture” is the Debenture of even date between EMEA and Bank.

“First Anniversary” is the date that is 365 days after the Effective Date.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (a) interest payments made to Bank, plus (b) any regularly scheduled principal payments on outstanding Indebtedness owed to Bank (including, without limitation, principal amortization and prepayments of the Term Loan but excluding payments of principal on the Revolving Line), plus (c) principal amortization of and interest payments on capitalized leases.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“IP Agreement” is any Intellectual Property Security Agreement executed and delivered by US Borrower or any Guarantor to Bank, including, without limitation, each Intellectual Property Security Agreement delivered by each US Borrower and each Guarantor on the Effective Date.

“Loan Documents” are, collectively, this Agreement, the Debenture, each Guaranty, each Security Agreement, the Perfection Certificate, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Leverage Ratio” is defined in Section 6.9(a).

“Performance Pricing Period” is, provided no Event of Default has occurred and is continuing, the period (i) commencing on the first (1st) day of the month following the Subject Month in which Borrower reports, for such Subject Month that Borrower has maintained its Leverage Ratio in an amount at all times equal to or less than 2.00:1.00, as confirmed by Bank, in good faith (the “Performance Pricing Threshold”); and (ii) terminating on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first (1st) day of the month following the Subject Month in which Borrower fails to maintain the Performance Pricing Threshold, as determined by Bank, in its reasonable discretion.  Upon the termination of a Performance Pricing Period, Borrower must maintain the Performance Pricing Threshold each consecutive day for a complete Subject Month, as determined by Bank, in good faith, prior to entering into a subsequent Performance Pricing Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Performance Pricing Period.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower and, in the case of EMEA, also any of its directors.

“Second Anniversary” is the date that is 365 days after the First Anniversary.

“Third Anniversary” is the date that is 365 days after the Second Anniversary.

“US Borrower” is, singly and collectively, jointly and severally, each Borrower other than EMEA.”

and inserting in lieu thereof the following:

““Cash Basis EBITDA” is, for any period of measurement, EBITDA minus (a) unfinanced Capital Expenditures; plus (b) non-recurring cash expenses related to the PEX Acquisition approved by Bank, in its reasonable discretion, on a case-by-case basis.

“Credit Extension” is any Advance, Letter of Credit, Term Loan, Term Loan 2011, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A and for the purposes of this Agreement (other than Sections 4.1, 4.2 and 4.3 of this Agreement and Section 4 of the Loan Modification Agreement) the term “Collateral” shall also include, (i) in the case of EMEA, the property and assets detailed in clause 3 of the EMEA Debenture and in the EMEA Share Charge; (ii) in the case of PEIRL, the property and assets detailed in clause 3 of the PEIRL Debenture and in clause 3.1 of the PEIRL Share Charge; and (iii) in the case of PELTD, the property and assets detailed in clause 3 of the PELTD Debenture;

“Debenture” means, as applicable, the EMEA Debenture, the PEIRL Debenture and/or the PELTD Debenture.

“First Anniversary” is the date that is 365 days after the Effective Date; provided, that with respect to the Term Loan 2011, the date that is 365 days after the First Loan Modification Effective Date.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (a) interest payments made to Bank, plus (b) any principal and interest payments on outstanding Indebtedness (including, without limitation, principal amortization and prepayments of the Term Loan 2011 but excluding payments of principal on the Revolving Line), plus (c) principal amortization of and interest payments on capitalized leases.

“First Loan Modification Effective Date” is defined in the preamble to the First Loan Modification Agreement.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments (including, without limitation and without duplication, all seller notes and Subordinated Debt), (c) capital lease obligations, and (d) Contingent Obligations.

“Leverage Ratio” is, for any period of measurement, the sum of all of Borrower’s Indebtedness divided by Cash Basis EBITDA.

“IP Agreement” is any Intellectual Property Security Agreement executed and delivered by any Borrower or any Guarantor to Bank, including, without limitation, each Intellectual Property Security Agreement executed and delivered by each US Borrower and each Guarantor on the Effective Date and each Intellectual Property Security Agreement executed and delivered by PEINC and PEUSA on the First Loan Modification Effective Date.

“Loan Documents” are, collectively, this Agreement, each Debenture, each Share Charge, each Guaranty, each Security Agreement, the Perfection Certificate, each IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Performance Pricing Period” is, provided no Event of Default has occurred and is continuing, the period (i) commencing on the first (1st) day of the month following the Subject Month in which Borrower reports, for such Subject Month that Borrower has maintained its Senior Leverage Ratio in an amount at all times equal to or less than 2.00:1.00, as confirmed by Bank, in good faith (the “Performance Pricing Threshold”); and (ii) terminating on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first (1st) day of the month following the Subject Month in which Borrower fails to maintain the Performance Pricing Threshold, as determined by Bank, in its reasonable discretion.  Upon the termination of a Performance Pricing Period, Borrower must maintain the Performance Pricing Threshold each consecutive day for a complete Subject Month, as determined by Bank, in good faith, prior to entering into a subsequent Performance Pricing Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Performance Pricing Period.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower and, in the case of EMEA, PEIRL and PELTD, also any of their respective directors.

“Second Anniversary” is the date that is 365 days after the applicable First Anniversary.

“Third Anniversary” is the date that is 365 days after the applicable Second Anniversary.

“US Borrower” is, singly and collectively, jointly and severally, each Borrower other than EMEA, PEIRL and PELTD.

21	The Loan Agreement shall be amended by deleting the following clause (d) from the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(d)           unsecured Indebtedness from any Borrower or and Guarantor that executes a Security Agreement to any other Borrower or Guarantor that executes a Security Agreement;”

and inserting in lieu thereof the following:

“(d)           (i) unsecured Indebtedness of (x) any Loan Party owed to any other Loan Party; and

(y) Subsidiaries that are not a Loan Party owed to any Loan Party in an aggregate amount for all such Indebtedness, together with Investments permitted in connection with clause (d) of the definition of “Permitted Investments”, not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year.”

22	The Loan Agreement shall be amended by deleting the following clause (d) from the definition of “Permitted Investments” in Section 13.1 thereof:

“(d)           Cash Investments (i) by Borrower in Subsidiaries that are Guarantors which have executed a Security Agreement; (ii) by Borrower in Subsidiaries that are not Guarantors, not to exceed an aggregate amount of Five Hundred Thousand Dollars ($500,000) per annum and (iii) by Subsidiaries in other Subsidiaries that are not Guarantors or in Borrower, not to exceed an aggregate amount per annum of Five Hundred Thousand Dollars ($500,000);

and inserting in lieu thereof the following:

“(d)           Cash Investments (i) by any Loan Party in any other Loan Party;

(ii) by any Loan Party in any Subsidiary that is not a Loan Party, in an aggregate amount for all such Investments in such Subsidiaries, together with Indebtedness permitted in connection with clause (d) of the definition of “Permitted Indebtedness”, not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year, and

(iii) by Subsidiaries that are not a Loan Party in Guarantors or in Borrower;”

23	The Loan Agreement shall be amended by inserting the following new definitions, each in its appropriate alphabetical order, in Section 13.1 thereof:

““BIA” is BIA Digital partners SBIC II LP, a Delaware limited partnership, together with its permitted successors and assigns.

“BIA Indebtedness” is all outstanding Indebtedness of Borrower owed to BIA under the BIA Note Purchase Agreement which is at all times subject to the BIA Intercreditor Agreement.

“BIA Intercreditor Agreement” is that certain Intercreditor and Subordination Agreement, dated as of the date hereof, by and between Bank and BIA.

“BIA Note Purchase Agreement” is that certain Note Purchase Agreement, dated on or about June 6, 2011, by and between Bank and BIA, as the same may be amended, restated, supplemented or modified in accordance with the BIA Intercreditor Agreement.

“Change in Control” is when:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of (i) forty percent (40%) or more of the equity interests of GTTI entitled to vote for members of the board of directors or equivalent governing body on a fully-diluted basis (and taking into account all such equity interests that such “person” or “group” has the right to acquire pursuant to any option right);

(b)           a majority of the members of the board or directors of GTTI do not constitute Continuing Directors; or

(c)           any Borrower fails at any time to own, directly or indirectly, one hundred percent (100%) of the equity interests of each Subsidiary thereof (if any) free and clear of all Liens (other than the Liens in favor of Bank or BIA under the BIA Note Purchase Agreement), except where such failure is as a result of a transaction permitted by the this Agreement.”

“Continuing Director” is (a) any member of the board of directors of GTTI who was a director on the First Loan Modification Effective Date, and (b) any individual who becomes a member of the board of directors of GTTI after the First Loan Modification Effective Date if such individual was appointed or nominated for election to the board of directors of GTTI by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the First Loan Modification Effective Date in an actual or threatened election contest relating to the election of the directors of GTTI and whose initial assumption of office resulted from such contest or the settlement thereof.

“December 2010/February 2011 Units Offering Investors” are each of Universal Telecommunications, Inc., Howard E. Janzen, Theodore B. Smith, III, Saunwin Domestic Equities Fund, LLC, The Spitfire Fund, L.P., Goldman Sachs & Co., Cust. FBO Philip H. Geier, Jr. IRA, and Richard D. Calder.

“December 2010/February 2011 Units Offering Investor Note” is each promissory note of the Borrower issued to each of the December 2010/February 2011 Units Offering Investors.

“Deferred Subordinated Debt” is the Subordinated Debt held by the 2010 Units Offering Investors, excluding Subordinated Debt held by the Spitfire Fund, L.P.

“EMEA Debenture” is that certain debenture between EMEA and Bank, dated as of September 30, 2010.

“EMEA Share Charge” is that certain share charge between EMEA and Bank, dated as of the date hereof.

“Existing Borrower” is, individually and collectively, jointly and severally, EMEA, GTTA, GTTI and WBS.

“First Loan Modification Effective Date” is June 6, 2011.

“Free Cash Flow” is, for any period of measurement, Cash Basis EBITDA minus taxes actually paid in cash.

“Funds Flow” is the flow of funds sheet prepared by Borrower, in form and substance acceptable to Bank, in its reasonable discretion.

“Loan Party” is any Borrower, any Guarantor and/or any other Person party to any Loan Document from time to time, other than Bank or any holder of Subordinated Debt (that is not a Borrower or Guarantor).

“New Borrower” is, individually and collectively, jointly and severally, PEINC, PEIRL, PELTD and PEUSA.

“New U.S. Borrower” is, individually and collectively, jointly and severally, PEINC and PEUSA.

“Payment Date” is the first day of any month.

“PEINC” is PacketExchange, Inc., a Delaware corporation.

“PEIRL Debenture” is that certain debenture between PEIRL and Bank, dated as of the date hereof.

“PEIRL Share Charge” is that certain share charge between PEIRL and Bank, dated as of the date hereof.

“PELTD” is PacketExchange (Europe) Limited, a company incorporated and registered under the laws of England and Wales under company number 05164474.

“PELTD Debenture” is that certain debenture between PELTD and Bank, dated as of the date hereof.

“PEUSA” is PacketExchange (USA), Inc., a Delaware corporation.

“PEX Acquisition” is the transactions contemplated under the PEX Acquisition Documents.

“PEX Acquisition Agreement” is that certain Agreement for the sale and purchase of the entire issued share capital of and loan notes in PacketExchange (Ireland) Limited, by and among Esprit Capital I Fund No.1 LP, Esprit Capital I Fund No.2 LP and others, as “Sellers” and GTT-EMEA, Limited, as “Buyer”, dated on or about June 6, 2011

“PEX Acquisition Documents” means the PEX Acquisition Agreement, and each other document and/or agreement executed and/or delivered in connection therewith.

“PEX Earn-out” the earn-out, holdback and/or deferred compensation owed pursuant to the PEX Acquisition Agreement.

“Required Foreign Filings” is defined in Section 5.1.

“Reservations” means the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors; the time barring of claims under the Limitation Acts 1980, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of Irish stamp duty may be void and defenses of set-off or counterclaim; and similar principles, rights and defenses under the laws of any Relevant Jurisdiction.

“Relevant Jurisdiction” means, in relation to a Borrower, (i) its jurisdiction of incorporation; (ii) any jurisdiction where any asset subject to or intended to be subject to the Collateral to be created by it is situated; (iii) any jurisdiction where it conducts its business; and (iv) the jurisdiction whose laws govern the perfection of any of the security documents entered into by it.

“Senior Leverage Ratio” is, for any period of measurement, the sum of Borrower’s Indebtedness owed to Bank divided by Cash Basis EBITDA.

“Share Charge” means, as applicable, the EMEA Share Charge and the PEIRL Share Charge.

“Term Loan 2011” is a loan made by Bank pursuant to the terms of Section 2.1.6 hereof.

“Term Loan 2011 Amount” is an aggregate amount equal to Fifteen Million Dollars ($15,000,000) outstanding at any time.

“Term Loan 2011 Maturity Date” is the earliest of (a) June 1, 2016 or (b) the occurrence of an Event of Default.

“Term Loan 2011 Payment” is defined in Section 2.1.6(b).

24	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby replaced with Exhibit B attached hereto.

8.           CONSENT.  In reliance upon the representations of the Borrower herein, Bank hereby consents to the PEX Acquisition and the incurrence of the BIA Indebtedness and waives any Event of Default that may otherwise arise under the Existing Loan Documents solely as a result of the consummation of the same for all purposes under the Existing Loan Documents, subject to each of the Conditions Precedent described in Section 9 below.

9.           CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the First Loan Modification Effective Date, each in form and substance satisfactory to Bank (collectively, the “Conditions Precedent”):

A.
Copies, certified by a duly authorized officer of each Existing Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Existing Borrower and each Guarantor, respectively, as in effect on the date hereof (but only to the extent modified since last delivered to the Bank or as required by local law), (ii) the resolutions of each Existing Borrower and each Guarantor, respectively, authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Existing Borrower’s and each Guarantor’s respective performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank or as required by local law), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank or as required by local law);

B.
Copies, certified by a duly authorized officer of each New Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each New Borrower, respectively, as in effect on the date hereof, (ii) the resolutions of each New Borrower, respectively, authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each New Borrower’s respective performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;

C.
A certificate of the Secretary of State (or similar entity) of the applicable jurisdiction of organization, dated as of a recent date as to each Borrower’s, except with respect to EMEA, PEIRL and PELTD,  and each Guarantor’s respective existence good standing and foreign qualification, as and if applicable;

D.
Executed Loan Documents including, for the avoidance of doubt, an original of this Loan Modification Agreement duly executed by Borrowers, an original of the EMEA Share Charge duly executed by EMEA, an original of each of the PEIRL Debenture and the PEIRL Share Charge duly executed by PEIRL and an original of the PELTD Debenture duly executed by PELTD;

E.	An executed Subordination Agreement from Zero Assets Holding Co., Inc.;

F.	An executed Acknowledgment, Amendment and Reaffirmation of Subordination Agreement from each of the 2010 Units Offering Investors, other than the Spitfire Fund, L.P.;

G.	An executed Acknowledgment and Reaffirmation of Subordination Agreement from the Spitfire Fund, L.P.;

H.	An executed Subordination Agreement from each of (i) Mr. Theodore B. Smith, III, (ii) Saunwin Domestic Equities Fund, LLC and (iii) Goldman Sachs & Co. Cust. FBO Philip H. Geier, Jr. IRA.

I.	An executed Intercreditor and Subordination Agreement from BIA Capital;

J.	Evidence satisfactory to Bank that Borrower has received gross proceeds of $7,500,000 from BIA Capital;

K.	Fully executed PEX Acquisition Documents and BIA Note Purchase Agreement, together with a certificate from a Responsible Officer;

L.
Bank shall have received the results of UCC searches, UK and Irish Companies House searches and other searches as necessary with respect to the Collateral indicating no Liens (other than the Liens of Bank or Permitted Liens) and otherwise in form and substance satisfactory to the Bank, including, without limitation, evidence that liens in favor of Partners for Growth have been terminated;

M.	Evidence of insurance (updated with respect to each Existing Borrower); and

N.	Such other documents as Bank may reasonably request.

11.           CONDITION SUBSEQUENT.  On or before the date that is seventy-five (75) days after the First Loan Modification Effective Date (or such later date as Bank shall determine, in its sole discretion), all accounts of New Borrower maintained at financial institutions other than Bank or Bank’s Affiliates shall be (i) closed, with all proceeds in such transferred to a Collateral Account at Bank or Bank’s Affiliates; or (ii) subject to an account control agreement in favor of Bank, in form and substance acceptable to Bank, in its reasonable discretion (the “Conditions Subsequent”).  Borrower’s failure to timely fulfill and deliver the Conditions Subsequent to Bank or before the date that is seventy-five (75) days after the First Loan Modification Effective Date (or such later date as Bank shall determine, in its sole discretion), shall constitute an Event of Default under the Loan Agreement.

11.           FEES.  Borrower shall pay to Bank a non-refundable commitment fee (the “Term Loan Commitment Fee”) equal to Seventy Five Thousand Dollars ($75,000), which Term Loan Commitment Fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

12.           GOOD FAITH DEPOSIT.  Bank acknowledges that Borrower has paid to Bank a non-refundable good faith deposit in the amount of Twenty Thousand Dollars ($20,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process.  Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be applied to the Term Loan Commitment Fee.

13.           ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  To each Borrower’s knowledge, such Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such material license or material agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such reasonable steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral with a value in excess of Twenty Five Thousand Dollars ($25,000) is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Twenty Five Thousand Dollars ($25,000), to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Each Existing Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates, dated as of September 30, 2010 (the “Existing Perfection Certificates”), and acknowledges, confirms and agrees the disclosures and information above each Existing Borrower provided to Bank in such Existing Perfection Certificates, as modified through the date hereof, remain true and correct in all material respects as of the date hereof.  Each New Borrower hereby ratifies, confirms and agrees the disclosures and information provided to Bank in each respective New Borrower’s Perfection Certificate remains true and correct in all material respects as of the date hereof.

14.           AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

15.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

16.   RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified by this Loan Modification Agreement), each other Loan Document and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

17.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

18.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

19.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank  (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

20.           CONFIDENTIALITY.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that is either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

21.           New York law governs this Loan Modification Agreement and the other Loan Documents (other than the EMEA Debenture, the PEIRL Share Charge and the PELTD Debenture which are governed by the laws of England and Wales and the EMEA Share Charge and the PEIRL Debenture which are governed by Irish law) without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in New York; provided, however, that nothing in this Loan Modification Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, BANK SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

22.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

EXISTING BORROWER:

GLOBAL TELECOM & TECHNOLOGY, INC.		GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By	/s/ Chris McKee	By	/s/ Chris McKee
Name:	Chris McKee	Name:	Chris McKee
Title:	Secretary	Title:	Secretary

GTT-EMEA, LTD.		WBS CONNECT, LLC
By	/s/ Richard D. Calder Jr.	By	/s/ Chris McKee
Name:	Richard D. Calder Jr.	Name:	Chris McKee
Title:	Director	Title:	Secretary

NEW BORROWER:

PACKETEXCHANGE (IRELAND) LIMITED		PACKETEXCHANGE (EUROPE) LTD.
By	/s/ Chris McKee	By	/s/ Chris McKee
Name:	Chris McKee	Name:	Chris McKee
Title:	Director	Title:	Director

PACKETEXCHANGE (USA), INC.		PACKETEXCHANGE, INC.
By	/s/ Chris McKee	By	/s/ Chris McKee
Name:	Chris McKee	Name:	Chris McKee
Title:	Director	Title:	Director

BANK:

SILICON VALLEY BANK
By	/s/ Christopher Leary
Name:	Christopher Leary
Title:	Vice President

Acknowledgement of Guarantor

Each of the undersigned, GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC and TEK CHANNEL CONSULTING, LLC (each “Guarantor”), hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) each Unconditional Guaranty, each dated as of September 30, 2010 (collectively, the “Guaranty”) and (ii) a certain Security Agreement, dated as of September 30, 2010 (the “Security Agreement”) and acknowledges, confirms and agrees that each Guaranty and the Security Agreement shall remain in full force and effect with respect to each Borrower (including, without limitation, each New Borrower), and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.  Without limiting the foregoing, each Guarantor hereby ratifies the continuing effectiveness of the terms of all prior acknowledgements and agreements provided by Guarantor to Bank in connection with the Loan Agreement.

GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC, a Virginia limited liability company
By	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	CFO of Sole Member

TEK CHANNEL CONSULTING, LLC, a Colorado limited liability company
By	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	CFO of Managing Member

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B – COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	GLOBAL TELECOM & TECHNOLOGY, INC. et al.

The undersigned authorized officer of Global Telecom and Technology, Inc. ( a “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) each Borrower, and each of its respective Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, national and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against any Borrower or any of its respective Subsidiaries, if any, relating to unpaid employee payroll or benefits of which any Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 20 days (current as of the 15th day of the immediately preceding month)	Yes No
Transaction Reports	Monthly within 20 days (current as of the 15th day of the immediately preceding month)and with each request for a Credit Extension	Yes No
Projections	FYE within 45 days and as amended or updated	Yes No

The following Intellectual Property was registered and/or the following Governmental Approvals were obtained after the delivery of the last Compliance Certificate (if no registrations or approvals, state “None”)
 ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity (certified monthly)	*	$_______	Yes No
Minimum Fixed Charge Coverage Ratio (tested quarterly, on a T3M basis	1.50:1.00	_____:1.0	Yes No
Leverage Ratio		_____:1.0	Yes No

    *  See Section 6.9(a) of the Loan Agreement

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    **  See Section 6.9(c) of the Loan Agreement

Performance Pricing		Applies

Senior Leverage Ratio < 2.00:1.00	Prime + 2.75%	Yes No
Senior Leverage Ratio > 2.00:1.00	Prime + 3.75%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

GLOBAL TELECOM & TECHNOLOGY, INC. et al.	BANK USE ONLY
Received by:
By		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status:	Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:  ____________________

I.           Liquidity (Section 6.9(a))

Required:     Maintain unrestricted worldwide cash plus the unused availability under the Borrowing Base (the “Minimum Liquidity”) of at least the amounts indicated below for the periods indicated below:

Period	Minimum Liquidity
First Loan Modification Effective Date through and including July 31, 2011	$7,000,000
August 1, 2011 through and including August 31, 2011	$7,100,000
September 1, 2011 through and including September 30, 2011	$7,250,000
October 1, 2011, and at all times thereafter	$7,500,000

Actual:

A.	Aggregate value of the unrestricted cash of Borrower	$_________
B.	Aggregate value of the unused Availability under the Borrowing Base	$_________
C.	LIQUIDITY (line A plus line B)	$_________

Is line C equal to or greater than $[                                                                       ]?

  ________ No, not in compliance                                                                        ________ Yes, in compliance

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II.           Fixed Charge Coverage Ratio. (Section 6.9(b))

Required:     On a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, Borrower shall maintain a ratio of (i) Cash Basis EBITDA for such period divided by (ii) Fixed Charges of at least 1.50:1.00.

Actual: All amounts measured on a trailing three month basis:

A.	EBITDA	$_________
B.	Unfinanced Capital Expenditures	$_________
C.	Non-recurring cash expenses related to the PEX Acquisition approved by Bank, in its reasonable discretion, on a case-by-case basis	$_________
D.	CASH BASIS EBITDA (line A minus line B plus line C)	$_________
E.	Fixed Charges	$_________
F.	FIXED CHARGE COVERAGE RATIO (line G divided by line H, expressed as a ratio)	__________:1.00
Is line F equal to or greater than 1.50:1:00?

  ________ No, not in compliance                                                                        ________ Yes, in compliance

III.           Leverage Ratio. (Section 6.9(c))

Required:     On a quarterly basis, as of the last day of each of the following fiscal quarters of Borrower, Borrower shall maintain a ratio (the “Leverage Ratio”) of (i) total Indebtedness of Borrower and its respective Subsidiaries divided by (ii) trailing four (4) quarters Free Cash Flow, not to exceed the following:

Quarterly Period Ending	Maximum Leverage Ratio
June 30, 2011	4.75:1.00
September 30, 2011	4.25:1.00
December 31, 2011	3.50:1.00
March 31, 2012	3.00:1.00
June 30, 2012	2.75:1.00
September 30, 2012, and as of the last day of each quarterly period ending thereafter	2.50:1.00

Actual:

A.	Total Indebtedness of Borrower and its respective Subsidiaries (excluding the PEX Earn-out but only until such time as such PEX Earn-out is a current liability of Borrower)	$_________
B.	CASH BASIS EBITDA (from line II.D above)	$_________
C.	Taxed actually paid in cash	$_________
D.	FREE CASH FLOW (line B minus line C)	$_________
E.	MAXIMUM LEVERAGE RATIO (line A divided by line D)	__________:1.00

Is line E equal to or greater than  ________:1:00?

________ No, not in compliance                                                                        ________ Yes, in compliance

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EXHIBIT C – FUNDS FLOW

(Borrower to attach.)

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